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                                                                    EXHIBIT 23.7


                    [SPROULE ASSOCIATES LIMITED LETTERHEAD]


                                                                 October 1, 1999


CEC Resources, Ltd.
1700 Broadway, Suite 1150
Denver, CO 80290

Re:  Carbon Energy Corporation's Form S-4, Registration Statement to the SEC

Dear Sirs:

Sproule Associates Limited consents to the use of its name and its reports dated February 10, 1999 entitled "Evaluation of the P&NG Reserves of CEC Resources Ltd. (As of November 30, 1998) Constant (SEC) Price Case" in whole or in part, by CEC Resources, Ltd. in Carbon Energy Corporation's Form S-4, Registration Statement to the SEC.

                                       Sincerely,


                                       /s/ Paul B. Jung

                                       Paul B. Jung, P. Eng.
                                       Senior Petroleum Engineer

PBJ;db